Exhibit 10.177

GUARANTY OF BORROWER’S RECOURSE LIABILITIES

1.     The Guaranty.

The undersigned guarantor, GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (“Guarantor”), having an office at/residing at 180 East Broad Street, Columbus, Ohio 43215, unconditionally and irrevocably, guarantees (the “Guaranty”) to TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, 730 Third Avenue, New York, New York 10017 (the “Lender”) the due payment and prompt performance of the Liabilities (defined below). This Guaranty is absolute, independent and continuing under all circumstances, and is a guaranty of payment and performance, not of collection. Guarantor acknowledges that Lender has given sufficient consideration for this Guaranty by agreeing to make a certain loan (the “Loan”) to PFP Columbus II, LLC, a Delaware limited liability company (“Borrower”), as evidenced by that certain Promissory Note from Borrower to Lender in the maximum principal amount of $270,000,000.00 dated the date of this Guaranty (the “Note”). The Note is secured by that certain Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, of even date herewith executed by Borrower (the “Mortgage”). Guarantor acknowledges that Lender is making the Loan in reliance on each of the terms of this Guaranty.

2.    Definitions. The following definitions shall apply to this Guaranty of Borrower’s Recourse Liability:

2.1    “Affiliate” is defined as any person that controls, is under common control with, or is controlled by Borrower or Guarantor. For purposes of defining an Affiliate, the term “control” (and derivative terms) is defined as the power to direct or cause the direction of the management and policies of the applicable entity through ownership of voting securities or beneficial interests, by contract or otherwise, and persons or entities having control include any general partner, managing member, manager or executive officer of the applicable entity, and any direct or indirect holder of a ten percent (10%) or greater ownership interest in Borrower or Guarantor.

2.2    “Anti-Terrorism Laws” means all laws relating to terrorist acts, acts of war and money-laundering.

2.3    “Liabilities” means (i) any and all matters set forth in Section 15.1(c)(i) through and including (xvii) of the Mortgage as “excluded and excepted from the limitation of liability”, and (ii) Borrower’s full recourse liability to Lender as the result of the occurrence of an event set forth in Section 15.1(d) of the Mortgage that results in the limitation of liability in Section 15.1(a) of the Mortgage becoming null and void and of no further force and effect. The provisions of Section 15.1(c) and 15.1(d) of the Mortgage are

incorporated by reference in this Guaranty as if fully set forth herein. Guarantor acknowledges that the amount of the Liabilities and Expenses may exceed the amount necessary to pay in full the Note.

2.4    “Loan Documents” is defined as the Note, the Mortgage, the Assignment and all documents now or hereafter executed by Borrower or held by Lender relating to the Loan, including all amendments but excluding any indemnities or guaranties delivered in connection with the Loan.

3.    Representations and Warranties. Guarantor represents and warrants to Lender as follows:

3.1    Review of Guaranty and Loan Documents. Guarantor has reviewed with the benefit of its legal counsel the terms of this Guaranty, the Mortgage, the Note and each of the other Loan Documents.

3.2    Financial Benefit to Guarantor. Guarantor is deriving a material financial benefit from the making of the Loan to Borrower.

3.3    Organization/Authorization/Enforceability. Guarantor is duly organized, validly existing and in good standing under the laws of the State of its formation, and duly qualified and in good standing under the laws of each other State in which its activities require that it be qualified. Guarantor has executed and delivered this Guaranty pursuant to proper authority duly granted. The obligation to pay and perform the Liabilities under this Guaranty is legal, valid, binding and enforceable against Guarantor in accordance with its terms, subject to any applicable provisions of bankruptcy and insolvency laws and laws governing the rights of creditors generally.

3.4 Existing Defaults/Litigation/Violations of Law. Guarantor is not in default under any agreement, the effect of which could materially adversely affect performance of its obligations under this Guaranty. There are no actions, suits or proceedings pending or, to the best of its knowledge, threatened against Guarantor before any court or any other governmental authority of any kind which could materially adversely affect performance of its obligations under this Guaranty. Neither the execution and delivery of this Guaranty nor compliance with its terms will violate any presently existing law, regulation, order, writ, injunction or decree of any court or other governmental authority of any kind, or result in any default by Guarantor under any other document or agreement of any kind.

3.5    ERISA. Guarantor is not an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”) that is subject to Title I of ERISA or a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986 and the related Treasury Regulations, as amended from time to time (the “Code”) that is subject to Section 4975 of the Code, and the assets of Guarantor do not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code. Guarantor is not a “governmental plan” within the meaning of Section 3(32) of ERISA and transactions by or with Guarantor are not subject to any laws regulating investments of and fiduciary obligations with respect to governmental plans.

3.6    Solvency. Guarantor (i) is solvent on the date of this Guaranty and will not become insolvent as a result of the obligations incurred under this Guaranty; (ii) is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which the property of such Guarantor is an unreasonably small capital; and (iii) has not intended to incur, does not intend to incur, and does not believe that it is incurring, obligations that would be beyond Guarantor’s ability to pay as such obligations mature.

3.7    Compliance With Anti-Terrorism Laws.

(a)    None of Guarantor or any of its Affiliates is in violation of any of the Anti-Terrorism Laws, including Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), and the Bank Secrecy Act, 31 U.S.C. §5311 et seq. Guarantor covenants that neither Guarantor nor any of its Affiliates will at any time during the term of the Loan be in violation of any of the Anti-Terrorism Laws.

(b)    None of Guarantor or any of its Affiliates is a Prohibited Person or is in violation of any of the Laws relating to Prohibited Persons. A “Prohibited Person” is (A) a person designated as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website http://www.treas.gov/ofac/t11_sdn.pdf or at any replacement website or other replacement official publication of such list, or any person or entity owned or controlled by or acting for or on behalf of such a person; (B) an agency of the government of a country, or an organization controlled by a country, or a person resident in a country that is subject to trade restrictions or a sanctions program under any of the economic sanctions of the United States administered by the United States Department of the Treasury’s Office of Foreign Assets Control; or (C) a person or entity (including a country or government) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Laws. Guarantor and its Affiliates will at all times comply with all laws relating to Prohibited Persons.

(c)    The Loan proceeds will not be used for any illegal purposes and no portion of the Property (as defined in the Mortgage) or Borrower has been acquired with funds derived from illegal activities.
(d)    Guarantor covenants and agrees to deliver to Lender any certification or other evidence requested from time to time by Lender in its sole discretion, confirming Guarantor’s compliance with this Section.

4.    Covenants and Agreements. Guarantor covenants and agrees as follows:

4.1    Transfers, Sales, Etc. Guarantor will not violate any of the applicable terms of Article XII of the Mortgage.

4.2     Rescinded, Avoided or Returned Payments. If at any time any part of any payment previously applied by Lender to any of the Liabilities is rescinded, avoided or returned by Lender for any reason, including the insolvency, bankruptcy or reorganization of the Guarantor or any other party, such Liabilities will be deemed to have continued in existence to the extent that such payment is rescinded, avoided or returned, and this Guaranty will be reinstated as to such Liabilities as though such prior application by Lender had not been made.

4.3    Certain Permitted Actions of Lender. Lender may from time to time, in its sole discretion and without notice to Guarantor, take any of the following actions without in any way affecting the obligations of Guarantor: (a) obtain a security interest from Borrower or any other third party in any property to secure any of the Liabilities or any obligation hereunder or under any of the Loan Documents; (b) obtain the primary or secondary obligation of any additional obligor or obligors with respect to any of the Liabilities or any obligations under any of the Loan Documents; (c) extend, modify, subordinate, exchange or release any of the Liabilities or any of the obligations under any of the Loan Documents; (d) modify, subordinate, exchange or release its security interest in any part of any property securing any of the Liabilities or any obligation hereunder or any obligation under any of the Loan Documents, or extend, modify, subordinate, exchange or release any obligations of any obligor with respect to any such property; (e) alter the manner or place of payment of the Liabilities; (f) enforce this Guaranty against any Guarantor for payment of any of the Liabilities, whether or not Lender has (A) proceeded against any other Guarantor or any other party primarily or secondarily obligated with respect to any of the Liabilities or (B) resorted to or exhausted any other remedy or any other security or collateral; (g) foreclose on, taken possession of or sold any of the collateral or security for the Liabilities or enforce any other rights under the Note, the Mortgage or any of the other Loan Documents; and/or (h) extend, modify, subordinate, exchange or release any of the Loan Documents. Notwithstanding any of the rights set forth above, (i) nothing set forth in this Section 4.3 is intended to evidence Guarantor’s consent to any action by Borrower that would constitute a violation of Section 13.3 of the Mortgage and (ii) Lender shall have no right to modify any of the terms of Section 15.1(c) or Section 15.1(d) of the Mortgage without Guarantor’s consent, which may be given or withheld in its sole and absolute discretion.

4.4    Lender’s Option to Release Any Guarantor. Lender may, from time to time in its sole discretion, release any of the Guarantors from any of its obligations hereunder or release any other obligor from any of the Liabilities without notice to any other Guarantor or any other party and without in any way releasing or affecting the liability of the other Guarantors.

4.5    Application of Payments. Lender may apply any payment made on account of the Liabilities toward such of the Liabilities, and in such order, as Lender may from time to time elect in its sole discretion.

4.6    Subordination. Guarantor hereby subordinates, and will cause any Affiliate to subordinate, any claims or liens of Guarantor or such Affiliate against each and every other Guarantor of any kind (including any right of such Guarantor to a return of any capital contributed to any other Guarantor) to all of the Liabilities and to any other claims or liens of Lender against any other Guarantor or its property. Upon any notice by Lender to Guarantor of the existence or occurrence of any Liabilities, such Guarantor and its Affiliates will enforce any of their claims or liens as trustee for Lender, and will cause any receipts to be paid over to Lender on account of the Liabilities without affecting in any manner the liability of such Guarantor under this Guaranty except to the extent of such payment.

4.7    Certain Events Not Affecting Obligations of Guarantors. The obligations of Guarantor hereunder will not be affected by any of the following: (a) the release or discharge of any other Guarantor in any creditors’, receivership, bankruptcy, reorganization, insolvency, or other proceeding; (b) the rejection or disaffirmance in any such proceeding of any of the Liabilities or any of the obligations under the Loan Documents; (c) the impairment or modification of any of the Liabilities or any of the obligations under the Loan Documents, or of any remedy for the enforcement thereof, or of the estate of any other Guarantor in bankruptcy, resulting from any present or future federal or state bankruptcy law or any other law of any kind or from the decision or order of any court or other governmental authority; (d) any disability or defense of any other Guarantor; (e) the cessation of the liability of any other Guarantor for any cause whatsoever; (f) any sale, assignment, transfer or other conveyance (including any conveyance in lieu of foreclosure or any collateral sale pursuant to the Uniform Commercial Code) of any of the security for any of the Liabilities or for the Loan, regardless of the amount received by Lender in connection therewith; or (g) any disability or defense of any kind now existing of any Guarantor with respect to any provision of this Guaranty.

4.8    No Obligation of Lender Regarding Security Interest. Lender will have no obligation to obtain, perfect or retain a security interest in any property to secure any of the Liabilities or this Guaranty, or to protect or insure any such property.

4.9    Filing of Certain Claims. Guarantor promptly will file in any bankruptcy or other proceeding in which the filing of claims is required by law all claims and proofs of such claims which Guarantor may have against any other Guarantor, and will collaterally assign to Lender or its nominee all rights of such Guarantor thereunder. If any Guarantor does not so file, such Guarantor hereby irrevocably authorizes Lender or its nominee to do so, either (in Lender’s discretion) as attorney-in-fact for such Guarantor, or in the name of Lender or Lender’s nominee. In all such cases, any party authorized to pay such claim will pay to Lender or its nominee the full amount thereof.

4.10    ERISA. For so long as this Guaranty is continuing, Guarantor hereby covenants to Lender that, for the duration of the term of this Guaranty, such Guarantor (i) will not be an “employee benefit plan” within the meaning of Section 3(3) of ERISA to which ERISA applies and such Guarantor’s assets will not constitute assets of any such plan, (ii) will not be a “governmental plan” within the meaning of Section 3(32) of ERISA and (iii) transactions by or with Guarantor will not be subject to any laws regulating investments of and fiduciary obligations with respect to governmental plans.
4.11    Financial Statements. Promptly from time to time upon Lender’s request, Guarantor shall furnish or cause to be furnished to Lender the following:

(a)    an annual financial statement for Guarantor dated as of the close of the prior or current fiscal year, certified by Guarantor as true and correct and prepared in accordance with generally accepted accounting principles, applied on a consistent basis. Such financial statement may be unaudited, except that following an Event of Default (as defined in the Mortgage), upon request of Lender, such financial statement will be audited and accompanied by a satisfactory opinion from a certified public accountant approved by Lender (Lender hereby acknowledging that as of the date hereof, BDO USA is an approved certified public accountant but reserving the right, upon reasonable cause, to require a replacement certified public accountant); and
(b)    such additional financial statements and financial and other information as Lender shall require, certified as true and correct by Guarantor.
5.    Waivers. Guarantor hereby expressly waives:

5.1    Notices. Notice of the acceptance by Lender of this Guaranty, notice of the existence or creation of any of the Liabilities, presentment, demand, notice of dishonor, protest, notice of protest, notice of acceleration, notice of intent to accelerate, under this Guaranty and all other notices except any specifically required by this Guaranty.

5.2    Disclosures About Other Guarantor. Guarantor hereby waives any obligation Lender may have to disclose to such Guarantor any facts Lender now or hereafter may know or have reasonably available to it regarding any other Guarantor or its financial condition, whether or not Lender has a reasonable opportunity to communicate such facts or has reason to believe that any such facts are unknown to such Guarantor or materially increase the risk to such Guarantor beyond the risk such Guarantor intends to assume hereunder.

5.3    Diligence in Collection. All diligence in collection of any of the Liabilities except as required by the definition of any of the Liabilities, or any guaranty or other security for any of the foregoing.

5.4    Benefit of Certain Laws. The benefit of all appraisement, valuation, marshaling, forbearance, stay, extension, redemption, homestead, exemption and moratorium laws now or hereafter in effect.

5.5    Certain Defenses. Any defense based on the incapacity, lack of authority, death or disability of any other person or entity or the failure of Lender to file or enforce a claim against the estate of any other person or entity in any administrative, bankruptcy or other proceeding.

5.6    Election of Remedies Defense. Any defense based on an election of remedies by Lender, whether or not such election may affect in any way the recourse, subrogation or other rights of such Guarantor against any other Guarantor or any other person in connection with the Liabilities.

5.7    Defenses Relating to Collateral Sale. Any defense based on the failure of Lender to (a) provide notice to the Guarantor of a sale or other disposition (including any collateral sale pursuant to the Uniform Commercial Code) of any of the security for any of the Liabilities, or (b) conduct such a sale or disposition in a commercially reasonable manner.

5.8    Rights of Subrogation, Contribution, Etc. Until payment by Guarantor of all amounts claimed under this Guaranty by Lender, any rights arising because of Guarantor’s payment of any of the Liabilities, (a) against any other Guarantor, by way of subrogation of the rights of Lender or otherwise, or (b) against any other Guarantor or any other party obligated to pay any of the Liabilities, by way of contribution or reimbursement or otherwise.

6.    Miscellaneous.

6.1     Continuing Guaranty. This Guaranty in all respects will be a continuing guaranty, remaining in full force and effect until all of the following have occurred: (a) all of the Liabilities, if any, have been satisfied in full, (b) all of Guarantor’s obligations hereunder have been satisfied in full, and (c) all Obligations relating to the Loan have been paid and performed in full. No notice of discontinuance or revocation will affect any of the obligations of any Guarantor hereunder or any other obligor under any of the Liabilities. All obligations of (each) Guarantor hereunder will survive any foreclosure, reinstatement, period of redemption or any deed in lieu of foreclosure which Lender may accept, to the extent any of the Liabilities remain unsatisfied or otherwise survive. Lender will acknowledge that there is no further obligation under this Guaranty when (a) (b) and (c) above have occurred.

6.2     Joint and Several Obligations; Successors and Assigns. If there is more than one Guarantor, all obligations under this Guaranty are joint and several to each of the Guarantors and any other party which hereafter guarantees any portion of the Liabilities. This Guaranty will bind Guarantor and the successors of Guarantor. This

Guaranty will inure to the benefit of Lender and the successors and assigns of Lender including any participants of Lender with respect to the Loan

6.3     Assignment by Lender. In connection with the assignment or transfer of an interest in the Loan, Lender may from time to time, without notice to any Guarantor, assign or transfer any interest in any of the Liabilities by loan participation or otherwise, and notwithstanding such assignment or transfer, such Liabilities will remain Liabilities for purposes of this Guaranty and each assignee or transferee of any interest in any of the Liabilities and this Guaranty will, to the extent of such interest, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were Lender.

6.4     Time of Essence. Time is of the essence of this Guaranty.

6.5     Notices. Any notice or demand provided for in this instrument will be in writing, addressed as provided below, and will be delivered personally, sent by certified mail, return receipt requested or sent by reputable, national overnight delivery service, charges prepaid. Notice is deemed given on the earlier of (i) actual receipt; or (ii) three calendar days after mailing if mailed or one calendar day after delivery to the overnight service if an overnight service is used. All notices and demands must include reference to the application number and the mortgage number referred to in this instrument.

If to Guarantor:	c/o Glimcher Properties Limited Partnership
180 East Broad Street
Columbus, Ohio 43215
Attn: General Counsel
TIAA Authorization #AAA-7346
Investment ID. #000553801

with a courtesy copy to:	Glimcher Properties Limited Partnership
180 East Broad Street
Columbus, Ohio 43215
Attn: Director of Treasury
TIAA Authorization #AAA-7346
Investment ID. #000553801

If to Lender:	Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017
Attn: Global Real Estate/ Fixed Income
TIAA Authorization #AAA-7346
Investment ID. #000553801

with a courtesy copy to:	Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017
Attn:    Associate General Counsel
Asset Management Law
TIAA Authorization #AAA-7346
Investment ID. #000553801

And:	Commercial Loan Services
1500 City West, Suite 200
Houston, Texas 77042
Attention: Chief Legal Officer

6.6.     No Modification Without Writing. This Guaranty may not be terminated or modified in any way nor can any right of Lender or any obligation of any Guarantor be waived or modified, except by a writing signed by Lender and such Guarantor.

6.7.     Severability. Each provision of this Guaranty will be interpreted so as to be effective and valid under applicable law, but if any provision of this Guaranty will in any respect be ineffective or invalid under such law, such ineffectiveness or invalidity will not affect the remainder of such provision or the remaining provisions of this Guaranty.

6.8.     Cumulative. The obligations of each Guarantor hereunder are in addition to any other obligations it may now or hereafter have to Lender, and will not be affected in any way by the delivery to Lender by any of the Guarantors or any other guarantor of any other guaranty, or any combination thereof. All rights and remedies of Lender and all obligations of the Guarantors under this Guaranty are cumulative. In addition, Lender will have all rights and remedies available to it in law or equity for the enforcement of this Guaranty.

6.9     Effect of Lender’s Delay or Action. No delay by Lender in the exercise of any right or remedy will operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy will preclude any other exercise thereof or the exercise of any other right or remedy. No action of Lender permitted hereunder will in any way impair or otherwise affect any right of Lender or obligation of any Guarantor under this Guaranty.

6.10    Governing Law. This Guaranty will be governed by, and construed in accordance with, the laws of the State of Ohio, without regard to conflict of law principles.

6.11    Entire Agreement. This Guaranty and the applicable sections of the Mortgage represent the entire final agreement between the parties with respect to the transactions referred to herein and cannot be modified, supplemented, amended, rescinded or contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties, except by an instrument in writing signed by the parties hereto. There are no unwritten oral agreements between the parties hereto.

6.12    Waiver of Jury Trial. Guarantor and Lender hereby knowingly, voluntarily and intentionally waive any rights that Guarantor or Lender may have to a trial by jury in any litigation arising in any way in connection with this Guaranty or any of the other Loan Documents executed by Guarantor or in connection with any other statements or actions of Lender or Guarantor.

6.13    No Exculpation. Subject to the last sentence of Section 4.3 hereof, the obligations of Guarantor under this Guaranty are not limited or impaired by any provisions in the Loan Documents exculpating Borrower or Borrower’s partners from personal liability thereunder or limiting Lender’s recourse against Borrower or Borrower’s partners.

6.14    Counterparts. This Guaranty may be executed in one or more counterparts each of which counterparts shall be an original and all of which together shall constitute a single agreement of Guaranty. The failure of any party hereto to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

6.15    Construction. The terms “include”, “including” and similar terms are construed as if followed by the phrase “without limitation”. The singular of any word includes the plural and the plural includes the singular. The use of any gender includes all genders. The terms “person”, “party” and “entity” include natural persons, firms, partnerships, limited liability companies and partnerships, corporations and any other public or private legal entity and all heirs, personal representatives, successors and assigns of such person or entity. The term “provisions” includes terms, covenants, conditions, agreements and requirements.

6.16     No Inference. No inference in favor of or against a party with respect to any provision in this Guaranty may be drawn from the fact that the party drafted this Guaranty.

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IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the date first above set forth.

GUARANTOR:

GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Glimcher Properties Corporation, a Delaware corporation, its sole general partner

By: /s/ Mark E. Yale
Mark E. Yale, Executive Vice
President, Chief Financial
Officer and Treasurer

STATE OF OHIO            )
)
)    SS:
COUNTY OF     FRANKLIN        )

The forgoing instrument was acknowledged before me this 6 day of February, 2013, by Mark E. Yale, Executive Vice President, Chief Financial Officer and Treasurer of Glimcher Properties Corporation, a Delaware corporation, sole general partner of Glimcher Properties Limited Partnership, a Delaware limited partnership, on behalf of said partnership.

/s/ Janelle R. Courtright
Notary Public

My commission expires: 6-28-13

[PLACE NOTARIAL SEAL]